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                                                                    Exhibit 10.7


LETTER AGREEMENT DATED MARCH 23, 2000 BETWEEN SURE MEDICAL INCORPORATED AND MY-TECH, INC.

                                  March 23,2000

Board of Directors
MY-TECH, INC.
13202 Burns Lake Drive
Tampa, FL 33612

Gentlemen:

         This letter agreement, when countersigned as indicated below ("Agreement"), will confirm and memorialize the agreement by and among, on the one hand, SURE MEDICAL INCORPORATED, a corporation organized under the laws of the State of Nevada ("SMI") , and on the other hand, MY-TECH, INC., a corporation organized under the laws of the State of Nevada ("MY-TECH"), to enter into the within-described series of transactions (the "Transactions") whereby SMI will acquire all of MY-TECH's right, title and interest to a certain cardiovascular research and development project under way at the University of North Texas Health Science Center (the "University"), all upon and subject to the following terms and conditions.

         This Agreement is made and entered into by SMI based upon the following facts:

         A. MY-TECH has entered into a contract (the "University Contract") to sponsor, fund, develop and acquire the commercial rights to a Project known as ADRENALIN BOOSTER ( the "Adrenalin Booster Project"), which is more particularly described in Schedule A attached hereto.

         B. MY-TECH has the right to assign all its right, title and interest under the University Contract to SMI.

         C. SMI desires to acquire the University Contract for the Adrenalin Booster Project.

         Based upon these facts, and the representations and warranties contained herein, our agreement is as follows:

         1. Subject to the satisfaction (or waiver) of the terms and conditions contained herein, SMI shall pay MY-TECH Three Million Five Hundred Thousand Dollars (USD3,500,000) payable $200,000 on or before April 1, 2000 and the remaining balance in eleven (11) equal installments of USD 300,000 with each subsequent $300,000 installment due on the lst day of each month thereafter.


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         2.       Upon full payment of all installments due hereunder SMI will acquire the commercial ownership rights of MY-TECH and the obligations to complete and manage or supervise the management of the Adrenalin Booster Project.

         3. As soon as practicable after the final installment payment is made hereof, MY-TECH shall assign its University Contract for the Adrenalin Booster Project to SMI

         4. If any installment is not paid within thirty (30) days of its due date, SMI's rights under this Letter Agreement shall be voided and all payments previously made to MY-TECH shall be forfeited.

         5. Representations and Warranties of MY-TECH. In connection herewith, and as an inducement to SMI to enter into this Agreement, MY-TECH confirms that:

                  A. The University Contract. The contractual rights, when assigned, will be free and clear of liens, claims and encumbrances; MY-TECH has all necessary right and power to enter into this Agreement and to cause the transfer to SMI of the Adrenalin Booster Project as contemplated herein; and, that any necessary approval by regulatory authorities, shareholders of MY-TECH or third parties will be obtained prior to March 1, 2001.

                  B. Corporate Status. It is duly organized, validly existing, and in good standing under the laws of the State of Nevada.

                  C. Compliance with Laws, Rules and Regulations. MY-TECH is in compliance with all applicable laws, rules and regulations, relating to its business, except to the extent that non-compliance would not materially and adversely affect its business, operations, or the value of its assets.

                  D. Provide Additional Information: MY-TECH will furnish SMI with such documentation and information regarding the University Contract as is reasonably requested.

         6. Conditions Precedent to Consummation of Transactions. The obligation of SMI or MY-TECH to effect the Transactions contemplated by this Agreement is subject to:

                  A. Acceptance of the Adrenalin Booster Project. On or before March 1, 2001 SMI shall be satisfied with the results of its due diligence review of the status and feasibility of the Adrenalin Booster Project.

                  B. University Consent. By March 1, 2001 the University shall have consented to MY-TECH's assignment of the University Contract to SMI.





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         7.       Additional Documents.

                  SMI and MY-TECH each agree to execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.

         8.       Notices.

                  All notices and other communications hereunder shall be in writing and shall be sent by prepaid first class mail to the parties at the following addresses, as amended by the parties with written notice to the other:

                  To MY-TECH:    13202 Burns Lake Drive, Tampa, FL 33612

                  To SMI :       76 Spindrift Trail, Kitty Hawk, NC 27949

         9.       Counterparts.

                  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.      Applicable Law.

                  This Agreement was negotiated and shall be constructed under and governed by the laws of Nevada, notwithstanding any conflict-of-law provision to the contrary.

         11.      Authority.

                  The persons executing this Agreement are duly authorized to do so. Further, the parties hereto each represent that each has taken all action required by law or otherwise to properly and legally execute and carry out the terms of this Agreement.

         12.      Entire Agreement.

                  This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

         13.      Severability.

                  If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal, or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which determined to be void, illegal, or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.





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         14.      Assignment.

                  Neither party may assign this Agreement without the express written consent of the other party.

         15.      Waiver.

                  No waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default, then, theretofore, or thereafter occurring or existing. This Agreement may only be amended by a writing signed by all parties hereto.

         16.      Headings.

                  The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         17.      Facsimile Counterparts.

                  If a party signs this Agreement and then transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

Sincerely,

SURE MEDICAL INCORPORATED


By: /S/ FRED JAY BENDER
   -------------------------------------------
         Fred Jay Bender, President




ACCEPTED AND AGREED THIS 23rd DAY OF MARCH, 2000.

MY-TECH, INC.



By: /s/ WILLIAM A. STAFFORD
   -------------------------------------------
   Name: William A. Stafford, Ph.D., President







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                                  MY-TECH, INC.

                                1905 Astor Avenue
                                 Tampa, FL 33612
                                  813-935-6704



January 8, 2001


Mr. Steve Rosner
Sure Medical Incorporated
3509 Cord Grass Drives

Valrico, FL 33594

Dear Steve,

In conjunction with the change in management of Sure Medical, Inc. (SMI), this letter will confirm our prior conversations, whereby MY-TECH, INC. will modify the agreement between SMI and MY-TECH, INC. dated March 23, 2000 as follows:

MY-TECH, INC. agrees to accept as payment in full the amount of Three Million, Two Hundred Thirty Thousand shares (3,230,000) of SMI stock in lieu of the Three Million, Five Hundred Thousand Dollars ($3,500,000.00) in cash as described in items 1-4 of the March agreement. MY-TECH, INC. is doing this because it believes the new management of SMI will increase the share value beyond the original cash transaction.

All other portions of the March 23, 2000 agreement will remain unaffected.

I look forward to a mutually profitable relationship for all concerned.

Sincerely,


William A. Stafford, M.D.
President